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                                                                 EXHIBIT 99.1




                    CONSENT OF INTERNATIONAL DATA CORPORATION

                                                           March 27, 2000

    We hereby consent to the reference to our company in the prospectus which is a part of the Registration Statements on Form S-1 of InterPacket Networks, Inc., as the same may be amended from time to time (the "Registration Statement'), and to the use of our estimates regarding the number, growth and location of active Internet users. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act'), or the rules and regulations of the Securities and Exchange
Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert' as used in the Securities Act.


                                           INTERNATIONAL DATA CORPORATION

                                           By: /s/ JOHN GRECO
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                                             Name:  John Greco
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                                             Title: Sales Manager--Telecom
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